MEDIA DEPOT ACQUISITION AGREEMENT

This agreement is made this 2nd day of January, 2007

BETWEEN

The Client Company

Name:	Media Depot
Address:	12 N. Washington Street, Montoursville, PA 17754
Telephone:	570.368.7633
Fax:	570.368.7636
Contact Person:	Matthew Hoff and/or Michael Parnell

(Hereinafter referred to as the “Client”)

AND

Matthew J. Hoff	Michael D. Parnell
91 Faircrest Road	74 South Watson Lane
Montoursville, PA 17754	Lonoke, AR 72086

570.368.7633 – phone	570.368.7633 – phone

(Hereinafter referred to as the “Consultant”)

WHEREAS:

The Client and the Consultant and are desirous of entering into this contractual agreement for the following aims and purposes:

To locate and acquire businesses associated with the advertising industry including but not limited to Advertising Agencies, Printing Businesses, and Public Relations Firms.

WITNESSETH THEREFORE, it is agreed and understood that:

DATES

1.

This non-exclusive Agreement shall be for a period of 10 years, commencing on the 2nd day of January, 2007 and terminating on the 2nd day of January, 2017 unless renewed or extended in writing by either party prior to its termination.

2.	This agreement may be terminated only by mutual agreement in writing by all parties.
3.	Termination of this Agreement does not release either party from contractual fulfillment of any and all obligations contained herein.

EXPENSES

4.

The Consultants and the Companies undertake their own day-to-day expenses incurred by themselves in their attempt to secure the goals outlined in this Agreement save and except for the expenses noted herein.

5.	The Client may, if desired, engage the Consultant to assist in preparing the Acquisition Agreements (and any other relevant documents) at a fee negotiated between the Consultant and the Client.
6.	Any ancillary or additional services requested by the Client of the Consultant will be billed to and paid by the Client at a pre-agreed cost.

FEES

7.

The Client agrees that the Consultant is entitled to a percentage fee of ten percent (10.00%) of the value of any Board approved Acquisitions, after the merger between Media Depot and Calypso Financial Services, secured through the Consultants efforts, directly or indirectly, during the life of this Agreement and without limiting the generality of the foregoing, at any time after the termination of this Agreement as per Clause three (3).

8.

Consultant can chose to have fees paid directly to them or their assigns in the form of cash, stock or a combination thereof. Client agrees that any fee paid in the form of stock will be free trading shares and not subject any restrictions. The calculation of the stock price used for determining fee based shares will the average closing price 30 days prior to date of signing of the Definitive Acquisition Agreement for each Acquisition.

9.

The Client agrees that acceptance by the Client’s Board of Directors of any or all Acquisitions, provided by and arranged by the Consultant, as per the terms and conditions of this Agreement, constitutes fees owing by the Client to the Consultant.

10.	The Client agrees that any and all fees owing to the Consultant will be paid by the Client at the date of the closing between the Client and the Acquisition.
11.

The Client recognizes that all Acquisitions or interested parties presented to the Client, either in person, verbally, or in writing, or by referral are regarded as exclusive Acquisitions and as sole proprietary rights of the Consultant and should any transactions, investment deal or any other type of business arrangement be entered into between the parties, written or otherwise, then the Consultant, without further proceeding, is thereby owed its full fee. Timing is not of the essence with this clause.

12.	Client and Consultant agree that no fee will be paid on any merger resulting in Client becoming a publicly traded entity.
13.	Neither the Consultant nor the Client may bind one another contractually, save and except for the clauses herein.

CHANGES

14.

Any modifications, alterations or changes to the original aims and purposes as outlined in this contract, made by the Client, must be conveyed to the Consultant in writing. All advertising copy, documents or other printed material prepared by the Consultant are recognized as the sole proprietary rights of the Consultant and any unauthorized use in whole or in part will constitute copyright infringement.

WARRANTY

15.

The Client warrants that all information provided to the Consultant for marketing purposes, either in the business plan, marketing package, financial documents or other disclosure documents, is, to the best of belief, current, true and correct.

CONFIDENTIALITY

16.

The Consultant warrants not to divulge the identity of the Client, nor to make any individual, group, entity or corporation privy to the Client’s business methods of operation, financial position or personnel, except in the case of a direct request from a bona fide Acquisition query.

17.	In agreement of all terms in the Agreement, the parties have signed below:

Signed by Client at:	________________________________, _______________, this
(City)	(State)

_________ Day of ____________, 20____

____________________________	___________________________

The Consultant

Matthew J. Hoff	For the Client (Signature andTitle)

___________________________
Company Name

____________________________	___________________________

The Consultant

Michael D. Parnell	For the Client (Signature andTitle)

___________________________
Company Name

ADDENDUMS, if any, so noted: